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                                                                     Exhibit 5.1



                                                                   March 8, 2002
KPMG Consulting, Inc.
1676 International Drive
McLean, VA 22102

Ladies and Gentlemen:

         We are acting as special counsel to KPMG Consulting, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as shall be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), by the Company of up to U.S. $1,000,000,000 aggregate public offering price or the equivalent thereof in one or more foreign currencies, currency units or composite currencies (as such amount may be increased pursuant to a registration statement filed with the Securities and Exchange Commission under Rule 462(b) in connection with the Registration Statement), of (i) shares of the Company's common stock, par value $.01 per share and the associated right to purchase the Series A Junior Participating Preferred Stock (the "Common Stock"), (ii) shares of the Company's preferred stock, par value $.01 per share (the "Preferred Stock"), (iii) shares of Preferred Stock represented by depositary shares (the "Depositary Shares"), (iv) one or more series of senior or subordinated debt securities of the Company (the "Debt Securities"), and (v) warrants of the Company to purchase Common Stock (the "Warrants"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

         The Debt Securities may be issued pursuant to a senior debt indenture (as amended or supplemented, the "Senior Indenture") or a subordinated debt indenture (as amended or supplemented, the "Subordinated Indenture," and, together with the Senior Indenture, each an "Indenture" and collectively, the "Indentures"), the forms of which are attached as exhibits to the Registration Statement, by and among the Company and a trustee to be named that is qualified to act under the Trust Indenture Act of 1939, as amended (the "Trustee"). The Depositary Shares may be issued under one or more deposit agreements (each, a "Deposit Agreement"), by and among the Company and a financial institution to be named as the depositary. The Company may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fractional share of Preferred Stock represented by Depositary Shares. The Warrants may be issued under one or more warrant agreements (each, a "Warrant Agreement"), by and among the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent"). The Indentures, the Warrant, the Warrant Agreement, the Deposit Agreement

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KPMG Consulting                        2                          March 7, 2002


and any other documents contemplated thereby or hereby are referred to together as the "Documents."

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and
(iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

         In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.

         To the extent it may be relevant to the opinions expressed below, we have assumed that (i) the Company will have sufficient authorized but unissued shares of Common Stock and Preferred Stock on the date of any issuance of shares registered pursuant to the Registration Statement and (ii) each party other than the Company who has executed the Documents will have the power and authority to enter into and perform all obligations thereunder and to consummate the transactions contemplated thereby, and the due authorization by all requisite action, corporate or otherwise and the execution and delivery by each such party of such Documents and the legality, validity and binding effect thereof on each such party and enforceability of the Documents against each such party in accordance with their terms, and that each such party will comply with all of its obligations under the Documents and all laws applicable thereto.

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

               1. When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of the shares of Common Stock registered pursuant to the Registration Statement have been duly approved by the Board of Directors of the Company or an authorized committee thereof in conformity with the Company's Certificate of Incorporation (the "Certificate of Incorporation") so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and
(iii) such shares have been issued and delivered against payment therefor in an amount in excess of the par value thereof, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock

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KPMG Consulting                        3                           March 7, 2002

(including any Common Stock duly issued upon the exercise of any Warrants exercisable for Common Stock or upon exchange or conversion of any Debt Securities or shares of Preferred Stock that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and non-assessable.

         2. When (i) the Registration Statement has become effective under the Securities Act, (ii) in accordance with Section 151 of the General Corporation Law of the State of Delaware in conformity with the Certificate of Incorporation, (a) the Board of Directors of the Company or an authorized committee thereof has fixed the powers, designations, relative rights, preferences, limitations and restrictions of a series of Preferred Stock registered pursuant to the Registration Statement and (b) proper and valid filing with the Office of the Secretary of State of the State of Delaware of a Certificate of Designations (the "Certificate of Designations") setting forth the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, has been made, (iii) the terms of the issuance and sale of such series of Preferred Stock registered pursuant to the Registration Statement have been duly approved by the Board of Directors of the Company or an authorized committee thereof in conformity with the Company's Certificate of Incorporation, including the adoption of the Certificate of Designations and all other necessary corporate action on the part of the Company has been taken in connection therewith, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) such shares of Preferred Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof and in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

         3. When (i) the Registration Statement has become effective under the Securities Act, (ii) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Depositary Shares and the related series of Preferred Stock, including the adoption of a Certificate of Designations for such related series of Preferred Stock in the form required by applicable law; (iii) such Certificate of Designations has been properly and validly filed with the Secretary of State of the State of Delaware; (iv) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law, the Certificate of Incorporation or the bylaws of the Company or result in a default under or breach of any agreement or instrument then binding on the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the applicable Deposit Agreement has been duly authorized, executed and delivered; (vi) the related series of Preferred Stock has been duly authorized and validly issued in accordance with the laws of the State of Delaware and delivered to the depositary for deposit in accordance with the Deposit Agreement; (vii) the Depositary Receipts evidencing the Depositary Shares have been duly issued against deposit of the


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KPMG Consulting                        4                           March 7, 2002

related series of Preferred Stock with the depositary in accordance with the Deposit Agreement and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or applicable Prospectus Supplement, and (viii) the Company has received consideration in excess of the par value of the Preferred Stock underlying the Depositary Shares, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and in the Deposit Agreement.

         4. When (i) the Registration Statement has become effective under the Securities Act, (ii) the applicable Indenture is duly authorized, executed and delivered by the Company and the Trustee, (iii) the terms of the Debt Securities and their issue and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the Indenture and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Company.

         5. When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of the Warrants registered pursuant to the Registration Statement have been duly approved by the Board of Directors of the Company or an authorized committee thereof in conformity with the Company's Certificate of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Warrant Agreement has been duly authorized, executed and delivered by the parties thereto and such Warrants shall have been duly authenticated by the Warrant Agent and duly executed and delivered by the Company against payment therefor, in accordance with the terms of the Warrant Agreement and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company.

     We express no opinion as to the enforceability of any provision of the Documents (i) providing for indemnification or contribution, (ii) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of the Indentures, (iii) providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law, (iv) providing for governmental authority to limit, delay or prohibit the making of


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KPMG Consulting                        5                           March 7, 2002


payments outside the United States or in foreign currency or composite currency or (v) concerning the enforceability of the waiver of rights or defenses contained in the Indentures relating to waiver of stay, extension or usury laws.

         The opinions set forth above are subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting creditors' rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

         The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware (the "DGCL") and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

         We hereby consent to the use of our name on the front cover of the Registration Statement, the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "Legal Matters" in the prospectus contained in the Registration Statement and "Legal Matters" in any prospectus supplement forming a part of the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                       Very truly yours,

                                       FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                                       By: /s/ Vasiliki B. Tsaganos